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                                                                    EXHIBIT 99.5

                         MEMC ELECTRONIC MATERIALS, INC.

Dear Stockholders:


     We are sending you this letter as a holder of our common stock, in connection with our distribution of transferable rights to acquire our common stock as described in the enclosed prospectus.





     Enclosed are copies of the following documents:

     1. The Prospectus;
     2. The Rights Certificate;
     3. The "Instructions for Use of MEMC Electronic
        Materials, Inc. Rights Certificates" (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9);
     4. A Notice of Guaranteed Delivery for Rights
        Certificates issued by MEMC Electronic Materials, Inc.; and
     5. A return envelope addressed to Harris Trust and Savings Bank, the Subscription Agent.


     To participate in the rights offering, we suggest that you act promptly.






                                    Very truly yours,



                                    MEMC ELECTRONIC MATERIALS, INC.